As filed with the Securities and Exchange Commission on November 1, 2018
Registration Statement No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CATERPILLAR INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37‑0602744 (I.R.S. Employer Identification No.)
510 Lake Cook Road, Suite 100
Deerfield, Illinois 60015
(224) 551‑4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Suzette M. Long
Chief Legal Officer, General Counsel and Corporate Secretary
Caterpillar Inc.
510 Lake Cook Road, Suite 100
Deerfield, Illinois 60015
(224) 551‑4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer: ☒	Accelerated filer ☐	Non‑accelerated filer ☐	Smaller Reporting Company ☐	Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Debt Securities	—	—
Common Stock	—	—
Preferred Stock	—	—
Warrants to Purchase Common Stock or Debt Securities	—	—

(1)
The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.

(2)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.E. of Form S‑3. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay-as-you-go” basis.

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Warrants to Purchase Common Stock or Debt Securities
Any Combination of the Above
We may offer from time to time:

•	debt securities;

•	shares of our common stock, par value $1.00 per share;

•	preferred stock, par value $1.00 per share;

•	warrants to purchase common stock or debt securities; or

•	any combination of the above.
We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as a separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.
Our common stock is listed on the New York Stock Exchange under the ticker symbol “CAT.”
Investing in the securities described in this prospectus involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and any risk factors set forth in each applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the terms of the plan of distribution thereafter and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Prospectus dated November 1, 2018

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well‑known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” Under the automatic shelf registration process, we may, over time, offer any combination of debt securities, shares of our common stock, shares of our preferred stock or warrants to purchase common stock or debt securities described in this prospectus in one or more offerings. In this prospectus we refer to the debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase common stock or debt securities or any combination of the foregoing offered by us collectively as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with one or more prospectus supplements that will contain specific information about the terms of those securities. A prospectus supplement may also add to, update or change the information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. Please carefully read this prospectus and each applicable prospectus supplement, together with the documents incorporated by reference into this prospectus and any applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in or incorporated by reference into this prospectus or a prospectus supplement is accurate as of any date other than the date of the applicable document. Our business, financial condition and results of operations may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.
Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “Caterpillar,” the “Company,” “we,” “us” and “our” refer to Caterpillar Inc. and all of its consolidated subsidiaries.
RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in our Annual Report on Form 10‑K for our most recent fiscal year and in any Quarterly Report on Form 10‑Q which we have filed since our most recent Annual Report on Form 10‑K, including such reports filed after the date of this prospectus, each of which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference to, other filings we make with the SEC, including such filings made after the date of this prospectus that are incorporated by reference into this prospectus or applicable prospectus supplement.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you could lose all or part of your investment.
THE COMPANY
Overview
With 2017 sales and revenues of $45.462 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel‑electric locomotives. The Company principally operates through its three primary segments—Construction Industries, Resource Industries and Energy & Transportation—and also provides financing and related services through its Financial Products segment. Caterpillar is also a leading U.S. exporter. Through a global network of independent dealers and direct sales of certain products, Caterpillar builds long‑term relationships with customers around the world.
As of the date of this prospectus, we have six operating segments, of which four are reportable segments and are described below.
Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, forestry and building construction. The majority of machine sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining.
Our Resource Industries segment is primarily responsible for supporting customers using machinery in mining, quarry, waste and material handling applications.
Our Energy & Transportation segment is primarily responsible for supporting customers in oil and gas, power generation, marine, rail and industrial applications, including Cat® machines.
The business of our Financial Products segment is primarily conducted by Caterpillar Financial Services Corporation (“Cat Financial”) a wholly owned finance subsidiary of Caterpillar. Cat Financial’s primary business is to provide retail and wholesale financing alternatives for Caterpillar products to customers and dealers around the world.
Information in our financial statements and related commentary are presented in the following categories:

•
Machinery, Energy and Transportation (“ME&T”) represents the aggregate total of Construction Industries, Resource Industries, Energy & Transportation and All Other operating segments and related corporate items and eliminations.

•
Financial Products primarily includes the Company’s Financial Products segment. This category includes Cat Financial, Caterpillar Insurance Holdings Inc. (“Insurance Services”) and their respective subsidiaries.

Our products are sold primarily under the brands “Caterpillar,” “CAT,” design versions of “CAT” and “Caterpillar,” “EMD,” “FG Wilson,” “MaK,” “MWM,” “Perkins,” “Progress Rail,” “SEM” and “Solar Turbines.”
Originally organized as Caterpillar Tractor Co. in 1925 in the State of California, the Company was reorganized as Caterpillar Inc. in 1986 in the State of Delaware. Our principal executive offices are located at 510 Lake Cook Road, Suite 100, Deerfield, Illinois 60015. Our telephone number is (224) 551‑4000. We maintain a website at www.caterpillar.com where general information about us is available. We are not incorporating the contents on or accessible through the website into this prospectus.
FORWARD‑LOOKING STATEMENTS
Certain statements in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein, relate to current expectations or forecasts of future events about the Company or its outlook and are “forward‑looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements involve uncertainties that could significantly impact results. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward‑looking statements. You can also identify forward‑looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward‑looking statements when addressing topics such as:

our outlook, projections, forecasts or trend descriptions, including our current views and estimates of our future financial results; market and industry conditions in domestic and international markets, including future economic circumstances and competitive and pricing trends; and changes in our business strategies. Forward-looking statements are based on assumptions and on known risks and uncertainties. Although we believe we have been prudent in our assumptions, any or all of our forward-looking statements may prove to be inaccurate, and these statements do not guarantee future performance. We undertake no obligation to publicly update our forward‑looking statements, whether as a result of new information, future events or otherwise.
Our actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (x) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (xi) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xii) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xiii) union disputes or other employee relations issues; (xiv) adverse effects of unexpected events including natural disasters; (xv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xvi) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xvii) our Financial Products segment’s risks associated with the financial services industry; (xviii) changes in interest rates or market liquidity conditions; (xix) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xx) currency fluctuations; (xxi) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xxii) increased pension plan funding obligations; (xxiii) alleged or actual violations of trade or anti-corruption laws and regulations;(xxiv) additional tax expense or exposure, including the impact of U.S. tax reform; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) new regulations or changes in financial services regulations; (xxvii) compliance with environmental laws and regulations; and (xxviii) other factors described in more detail in our Forms 10-Q, 10-K and other filings with the SEC.
You should refer to the “Risk Factors” section of this prospectus and any applicable prospectus supplement and to our periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward‑looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward‑looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward‑looking statements. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward‑looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of the securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.
RATIO OF EARNINGS TO FIXED CHARGES
Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes incorporated by reference into this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10‑K and any Quarterly Report on Form 10‑Q incorporated by reference into this prospectus or any applicable prospectus supplement. See “Incorporation of Certain Documents by Reference.”

Year ended December 31,					Nine months ended September 30,
2017	2016	2015	2014	2013	2018
4.1	1.1	3.8	3.5	7.9	8.0

These ratios include Caterpillar and its consolidated subsidiaries. Earnings are determined by adding pre‑tax income from continuing operations before adjustments for noncontrolling interest and equity investments’ profit, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, an estimated amount of rental expense that is deemed to be representative of the interest factor, and capitalized interest.
Neither Caterpillar nor any of its consolidated subsidiaries had any outstanding shares of preferred stock held by third parties for the periods shown above. Accordingly, the ratio of combined fixed charges and preference dividends to earnings is identical to the ratio of earnings to fixed charges for the periods shown above.
GENERAL DESCRIPTION OF SECURITIES
We may offer under this prospectus our debt securities, common stock, preferred stock, and warrants to purchase debt securities or common stock, or any combination of the foregoing, either separately or together in any combination and as a separate series.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities in any combination of the above securities, the terms of such combined securities will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement to the extent such information differs from the description contained herein. In this “General Description of Securities,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer only to Caterpillar Inc. and not any of its subsidiaries.
Description of Debt Securities
We have provided below a summary description of our debt securities. This description is not complete and is qualified in its entirety by reference to the full text of our Indenture, dated as of May 1, 1987, as supplemented (the “Indenture”), between us and U.S. Bank National Association, as successor trustee (the “Trustee”). You should read the full text of our Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture is also available for inspection at the office of the Trustee. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “—Certain Restrictive Covenants—Certain Definitions.”
The Indenture under which we will issue debt securities does not limit the amount of debt securities that may be issued and each series of debt securities may differ as to its terms. The debt securities will be unsubordinated and may be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.
It is anticipated that the debt securities will be “book‑entry,” represented by a permanent global certificate registered in the name of The Depository Trust Company or its nominee. However, we reserve the right to issue the securities in certificate form registered in the name of the security holders.
Exchange, Registration, Transfer, and Payment
Principal and interest on the debt securities will be payable, and the exchange or transfer of debt securities will be registrable, at a location designated in the prospectus supplement. No service charge will be applied for a registration of transfer or exchange of debt securities except to cover tax or any governmental charge.

Certain Restrictive Covenants
Unless the applicable prospectus supplement otherwise provides, we will be required to comply with certain restrictive covenants described below. These covenants apply to us and our Restricted Subsidiaries (as defined below).
Certain Definitions
Consolidated Net Tangible Assets: means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles.
Important Property: means any manufacturing plant or other facility of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired (other than any facility hereafter acquired for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution), located in the United States of America, Canada or the Commonwealth of Puerto Rico and having a gross book value (without deduction for depreciation) as of the date of determination of such value in excess of 1% of Consolidated Net Tangible Assets as of such date, other than any such manufacturing plant or other facility that in the opinion of the board of directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.
Restricted Subsidiary: means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Unrestricted Subsidiary which, subsequent to May 1, 1987, is designated by the board of directors as a Restricted Subsidiary; provided, however, that as a result of such designation no covenant or agreement in the Indenture would be breached.
Secured Debt: means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on (a) any Important Property of the Company or any Restricted Subsidiary or on (b) any shares of stock or indebtedness of any Restricted Subsidiary.
Subsidiary: means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.
Unrestricted Subsidiary: means (a) any Subsidiary acquired or organized after May 1, 1987; provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary, and (b) any subsidiary whose principal business and assets are located outside the United States of America, its territories and possessions and Canada, and (c) any Subsidiary the principal business of which consists of financing or assisting in financing (i) the Company’s dealers or distributors or (ii) the acquisition or disposition of products of the Company or a Subsidiary, directly or indirectly, by dealers, distributors or other customers, and (d) any Subsidiary the principal business of which is owning, leasing, dealing in or developing real property, and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of a character described in clauses (a) through (d) of this definition.
Value: means with respect to a Sale and Leaseback Transaction (as defined below), an amount equal to the greater of (a) the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or (b) the fair value of the property at the time of entering into such Sale and Leaseback Transaction, as determined by our board of directors, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.
Restrictions on Secured Debt
The Indenture prohibits us and our Restricted Subsidiaries from creating Secured Debt (without securing the debt securities equally and ratably with Secured Debt), with the following exceptions:

•
certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the cost of acquisition, construction or improvement of our property or the property of a Restricted Subsidiary;

•	mortgages, pledges, liens, security interests or encumbrances on property acquired, whether or not assumed by us or a Restricted Subsidiary;

•	mortgages, pledges, liens, security interests or encumbrances on property, stock, or indebtedness of a Restricted Subsidiary at the time it becomes a Restricted Subsidiary;

•
mortgages, pledges, liens, security interests or encumbrances on property of a corporation merged with us or a Restricted Subsidiary or at the time of a disposition of substantially all of the property of another corporation to us or a Restricted Subsidiary;

•
mortgages, pledges, liens, security interests, or encumbrances on our property or the property of a Restricted Subsidiary in favor of a governmental entity pursuant to contract or statute or to secure certain indebtedness;

•	extensions, renewals or replacements of any mortgage, pledge, lien, security interest or encumbrance referred to above; or

•	any mortgage, pledge, lien, security interest, or encumbrance securing debt owed by us or a Restricted Subsidiary to us or a Restricted Subsidiary.
In addition to these exceptions, we or a Restricted Subsidiary may create, assume, or guarantee other Secured Debt without securing the debt securities if the total amount of Secured Debt outstanding and value of Sale and Leaseback Transactions at the time does not exceed 10% of Consolidated Net Tangible Assets.
Restrictions on Sale and Leaseback Transactions
The Indenture does not permit us or our Restricted Subsidiaries to sell or transfer (except to us or a Restricted Subsidiary) any Important Property we own with the intention of taking back a lease on the property, except for a lease not exceeding three years (a “Sale and Leaseback Transaction”), with the following exceptions:

•
if we or a Restricted Subsidiary could incur Secured Debt equal to the amount received on a sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or

•
if we or a Restricted Subsidiary apply an amount equal to the value of the property leased to the retirement, within 120 days after the effective date of the arrangement, of indebtedness for money borrowed by us or a Restricted Subsidiary recorded as funded debt as of the date of its creation and which, in the case of indebtedness of us, is not subordinated in right of payment to the prior payment of the debt securities. The amount applied to the retirement of that indebtedness shall be reduced by (i) the principal amount of any debt securities delivered within 120 days of the effective date of any such arrangement to the Trustee for retirement and cancellation, and (ii) the principal amount of the indebtedness, other than debt securities, retired by us or a Restricted Subsidiary within 120 days of the effective date of any such arrangement. No such retirement may be effected by payment at maturity or pursuant to a mandatory prepayment provision.

Restriction on Transfer of Important Property
Neither we nor a Restricted Subsidiary can transfer Important Property to an Unrestricted Subsidiary except in limited circumstances. The transfer can occur if we apply an amount equal to the fair value of the property at the time of transfer (as determined by our board of directors) to the retirement of indebtedness of us or a Restricted Subsidiary (other than such indebtedness owed to us or any Restricted Subsidiary) that is recorded as funded debt and is not subordinated in right of payment to the debt securities. The debt retirement must occur within 120 days of the transfer. No such retirement may be effected pursuant to a mandatory prepayment provision.
Events of Default
Unless we indicate otherwise in a prospectus supplement, the following events are defined in the Indenture as “Events of Default” regarding the debt securities of any series:

•	failure to pay interest on any debt securities when due, continued for 60 days;

•	failure to pay principal of or premium, if any, on any debt securities when due;

•	failure to deposit any sinking fund payment when due;

•
failure to perform, breach or default of any other covenant or warranty in the Indenture for 60 days after we have received written notice of such failure, breach or default in accordance with the Indenture;

•	certain events in bankruptcy, insolvency or reorganization; and

•	any other Event of Default set forth in the applicable prospectus supplement.
Unless stated otherwise in a prospectus supplement, any Event of Default on a particular series of debt securities is not necessarily an Event of Default on another series of debt securities.
If an Event of Default occurs on outstanding debt securities of a particular series and continues, the Trustee or holders of at least 25% of that series’ debt securities may declare the principal amount of all debt securities in the series due and payable. Subject to any terms or conditions specified in the applicable prospectus supplement, if an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series will automatically become immediately due and payable. Under certain circumstances, holders of a majority of the debt securities in the series may rescind that declaration and its consequences.
The Trustee must within 90 days after a default occurs notify the holders of debt securities of that series of the default if we have not remedied it. The Trustee may withhold notice to the holders of any default (except with respect to the payment of principal or interest) under certain circumstances if it in good faith considers such withholding to be in the interest of holders. We are required to file an annual certificate with the Trustee, signed by an officer, about any default by us under any provisions of the Indenture.
Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification and other terms of the Indenture, the holders of a majority in principal amount of the debt securities of a series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such debt securities.
Modification of Indenture
Under the Indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt of all series to be affected. However, the following changes may not be made without the consent of each holder of the debt securities:

•	changes to the stated maturity date of the principal or any interest installment;

•	reductions in the principal amount or rate of interest due or any premium payable;

•	changes to the place or currency of payment;

•	impairment of the right to institute suit for the enforcement of payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduction in the stated percentage of holders whose consent is necessary to modify the Indenture; or

•
modifications to any of the requirements for consent of holders of the debt securities to enter into certain supplemental indentures, the requirements to waive compliance with certain provisions of the Indenture or the requirements for a waiver of certain defaults.

Consolidation, Merger, or Sale
We cannot consolidate or merge with any other person or convey, transfer or lease our properties and assets substantially as an entirety to any other person, unless:

•
we are the continuing corporation or the successor corporation is a domestic corporation and expressly assumes, by supplemental indenture, the due and punctual payment of principal of (and premium, if any) and interest on the debt securities and the performance and observance of every covenant of the Indenture binding on us;

•
immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, we, that person or that successor corporation will not be in default under the Indenture; and

•
if, as a result of the transaction we become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, we or the successor corporation take steps necessary to secure the debt securities equally and ratably with all indebtedness secured thereby.

Other than as described above or in any prospectus supplement, there are no covenants or other provisions in the Indenture that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include our merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets.
Defeasance
Under certain circumstances we may be discharged from our obligations on the debt securities of a series at any time before the stated maturity if we deposit with the Trustee money or certain equivalents sufficient to pay principal of and interest on the debt securities. One condition for such defeasance, among others as described in the Indenture, is that we must deliver to the Trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.
Book‑Entry Issuance and Global Securities
Unless otherwise specified in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the securities. The securities will be issued as fully‑registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Upon issuance, all book‑entry securities of the same issue will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and DTC will thus be the only registered holder of these securities and will be considered the sole owner of the securities.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book‑entry system for the securities is discontinued. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive or paper form. These laws may impair the ability to transfer book‑entry securities.
Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, beneficial owners of book‑entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as a depository for such global security and Caterpillar is unable to find a qualified replacement for DTC within 90 days;

•	At any time, DTC ceases to be a “clearing agency” registered under the Securities Act of 1934;

•	Caterpillar, in its sole discretion, decides to allow some or all book‑entry securities to be exchangeable for definitive or paper securities in registered form; or

•	For debt securities, there is a continuing Event of Default as further described above.
Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $1,000 and whole multiples of $1,000, unless otherwise specified in the applicable prospectus supplement. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.
In this prospectus and the accompanying prospectus supplement for book‑entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
DTC has advised us that it is a limited‑purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.
Caterpillar will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book‑entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Governing Law
The Indenture is, and any debt securities issued thereunder will be, governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
The Company and its subsidiaries maintain ordinary banking relationships with U.S. Bank National Association and its affiliates and a number of other financial institutions. U.S. Bank National Association and its affiliates also serve as trustee with respect to certain other outstanding debt securities of the Company and its subsidiaries.
Description of Capital Stock
We have provided below a summary description of our capital stock. This description is not complete and is qualified in its entirety by reference to the full text of our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable certificate of designations for any series of preferred stock that we may issue. You should read the full text of our restated certificate of incorporation and amended and restated bylaws, any applicable certificate of designations, and the provisions of applicable Delaware law.
Description of Common Stock
The authorized common stock of the Company consists of two billion (2,000,000,000) shares of common stock, par value $1.00 per share. At September 30, 2018, there were 590,106,711 shares of common stock outstanding.

All issued and outstanding shares of common stock of the Company, including the shares of common stock offered pursuant to this prospectus, are or will be fully paid and non‑assessable. Holders of common stock have no preemptive, subscription or conversion rights and are not liable for further calls or assessments. Subject to the prior right of any future series of preferred stock, holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available and to share ratably in the assets available for distribution upon liquidation. Each share of common stock is entitled to one vote at all meetings of stockholders. The holders of common stock are not entitled to cumulative voting rights in the election of directors.
The common stock of the Company is listed on the New York Stock Exchange in the United States. In addition, as of the date of this prospectus, the common stock of the Company is also listed for trading on stock exchanges in France and Switzerland. The Transfer Agent and Registrar for our common stock is Computershare Shareowner Services.
Description of Preferred Stock
We have provided below a summary description of preferred stock that we may issue. This description is not complete and is qualified in its entirety by reference to the full text of the certificate of designations applicable to the series of preferred stock. The certificate of designations will be filed with the SEC at the time of the offering of the preferred stock.
Our restated certificate of incorporation authorizes our board of directors to cause preferred stock to be issued in one or more series, without stockholder action. Our board of directors is authorized to issue up to five million (5,000,000) shares of preferred stock, with par value of $1.00 per share, and can determine the number of shares of each series, as well as the rights, preferences and limitations of each series. We may amend our certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by the restated certificate of incorporation and Delaware law. As of the date of this prospectus, no shares of preferred stock were issued or outstanding.
The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or non‑cumulative and, if cumulative, the dates from which dividends shall start to accumulate;

•	the voting rights of the preferred stock;

•	whether the preferred stock will be convertible into or exchangeable for other securities;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the preferred stock may be listed;

•	the ranking of the series of the preferred stock with respect to each other series of preferred stock; and

•	any other rights and restrictions applicable to the preferred stock.

Transfer Agent and Registrar
We will appoint a transfer agent, registrar and dividend disbursement agent for the preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting to which those holders will have the right to elect directors or to vote on any matter, if applicable with respect to a particular series of preferred stock.
Possible Anti‑Takeover Provisions
Shares of our authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and any applicable rules of the New York Stock Exchange) be issued in one or more transactions or preferred stock could be issued with terms, provisions and rights which would make a takeover of the Company more difficult or more costly and, therefore, less likely. For example, the board of directors may issue such capital stock to a holder or holders who might thereby obtain sufficient voting power, either by voting with the common stock or separately as a class, to defeat or delay a proposed business combination which may be opposed by the board of directors, or to assure that any proposal to remove directors, or to alter, amend or repeal certain provisions in our restated certificate of incorporation would not receive the required stockholder vote or any class vote which would be required to effect such changes. Any such issuance of additional stock could be effected by the board of directors acting alone without further stockholder approval.
Certain provisions of our restated certificate of incorporation and amended and restated bylaws could make more difficult certain unsolicited or hostile attempts to take over the Company, as described below.
Our restated certificate of incorporation and our amended and restated bylaws provide that no action shall be taken by stockholders by written consent and that a special meeting of the stockholders may be called only by the Chairman of the board of directors, the chief executive officer, the secretary, or the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or by stockholders representing in the aggregate not less than 25% of the total number of shares of stock entitled to vote.
Our restated certificate of incorporation and amended and restated bylaws provide that vacancies on the board of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office and not by the stockholders. Our restated certificate of incorporation and amended and restated bylaws further provide certain advance notice requirements in connection with stockholder nominations for the election of directors and other matters to be properly brought before an annual or special meeting by a stockholder.
Section 203 (the “Anti‑Takeover Law”) of the Delaware General Corporation Law (the “DGCL”) prevents, subject to certain exceptions, certain Delaware corporations from engaging, under certain circumstances, in a “business combination” (which includes a merger or sale of more than 10% of the corporation’s assets) with any “interested stockholder” (a stockholder who owns 15% or more of the corporation’s outstanding voting stock) for three years following the date that such stockholder became an “interested stockholder.” A Delaware corporation may “opt out” of the Anti‑Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. The Company is a Delaware corporation that is covered by the Anti‑Takeover Law and has not “opted out” of its provisions.
In addition, our amended and restated bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL or the Company’s restated certificate of incorporation or amended and restated bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. Our amended and restated bylaws also provide that any person (including any entity) purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the exclusive forum provisions described above.

Description of Warrants
We have provided below a summary description of warrants that we may issue. This description is not complete and is qualified in its entirety by reference to the full text of the applicable warrant agreement. You should read the full text of any such warrant agreement.
We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between Caterpillar and a banking institution organized under the laws of the United States or a state thereof as warrant agent. A form of warrant agreement will be filed with the SEC as an exhibit to the Registration Statement by post‑effective amendment or a Current Report on Form 8‑K.
The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities or common stock and is not entitled to any payments on any debt securities or common stock issuable upon exercise of the warrants.
A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the offering price for such warrants;

•	the debt securities or common stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the terms of any antidilution or other adjustment provisions;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent;

•	the exchanges, if any, on which such warrants may be listed; and

•	any additional terms of such warrants.
You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

Governing Law
Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed either by the laws of the State of New York or the laws of the State of Delaware.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.
PLAN OF DISTRIBUTION
We may sell the securities:

•	to or through underwriters or dealers for resale;

•	through agents; or

•	directly to other purchasers.
The related prospectus supplement will set forth the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts or commissions and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.
We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation. If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions, including any discounts or commissions payable to the dealer, will be set forth in the applicable prospectus supplement with respect to the securities being offered.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
Each series of debt securities, preferred stock or warrants will be a new issue of securities with no established trading market. Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the securities.
To facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over‑allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over‑allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act, in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the debt securities, preferred stock or warrants on a securities exchange.
We may indemnify agents, dealers and underwriters against certain civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make relating to those liabilities. Agents, dealers and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for us, our subsidiaries or affiliates, in the ordinary course of business.
Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of the offered securities. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker‑dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
We will estimate our expenses associated with any offering of debt securities, preferred stock, common stock, warrants or any combination thereof in the prospectus supplement relating to such offering.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Desmond A. Eppel, Senior Corporate Counsel to Caterpillar.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Caterpillar incorporated in this prospectus by reference to our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on the investor relations page of our website at www.caterpillar.com. Information on or accessible from our website or any other website identified in this prospectus or any applicable prospectus supplement does not constitute part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also request a copy of our SEC filings, or other documents we incorporate by reference herein, at no cost, by writing or telephoning us at:
Caterpillar Inc.
Attention: Corporate Secretary
510 Lake Cook Road, Suite 100
Deerfield, Illinois 60015
Telephone: 224‑551‑4000
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference into this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement and before the completion of our sale of securities to the public (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	Annual Report on Form 10‑K for the fiscal year ended December 31, 2017;

•	Quarterly Reports on Form 10‑Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

•
Definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Stockholders filed on April 25, 2018 (only those parts incorporated by reference into our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017);

•
Current Reports on Form 8‑K and amendments thereto filed with the SEC on January 5, 2018, February 21, 2018, April 10, 2018, April 13, 2018, May 4, 2018, June 14, 2018, June 19, 2018 and September 12, 2018.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following is a statement setting forth the estimated expenses of Caterpillar in connection with the offering described in this registration statement.

SEC Registration Fee	$ *
Printing Expenses	**
Legal Fees and Expenses	**
Audit Fees and Expenses	**
FINRA Fees and Expenses	**
Trustee Fees and Expenses	**
Transfer Agent Fees and Expenses	**
Miscellaneous Expenses	**
Total	$ **

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities offered by this prospectus.

**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate incurring in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time of issuance thereof.
Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Delaware Law on Indemnification
Section 145 of the Delaware General Corporation law (the “DGCL”) allows us to indemnify directors and officers as well as other employees against expenses (including attorneys’ fees), judgments, fines, and settlement amounts for certain actions, suits or proceedings (other than a “derivative” action by or on behalf of the Company) if they acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company. If the matter is a criminal proceeding, indemnification would only occur if the individual had no reasonable cause to believe their conduct was unlawful.
A similar standard applies to derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action. If the individual has been found liable to the Company, indemnification requires court approval.
Section 102(b)(7) of the DGCL allows us to provide in our certificate of incorporation that a director shall not be personally liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty unless the breach: (i) relates to the duty of loyalty; (ii) involves acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) involves payment of unlawful dividends, stock purchases or redemptions; or (iv) involves a transaction from which the director derived an improper personal benefit.
Caterpillar Bylaws and Certificate of Incorporation
Under Article V of our amended and restated bylaws, we agree to indemnify officers and directors to the full extent permitted by Delaware law. In addition, our board of directors may in its discretion indemnify any person other than an officer or director made a party to any action by virtue of their employment with Caterpillar. Article Ninth of our restated certificate of incorporation provides for exculpation of directors in a manner consistent with Section 102(b)(7) of the DGCL, as described above. We also maintain directors’ and officers’ liability insurance in the amounts and subject to the conditions set forth in those policies.
Item 16. EXHIBITS.
Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.
Item 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 1st day of November, 2018.

CATERPILLAR INC.

By	/s/ Suzette M. Long
	Name:	Suzette M. Long
	Title:	General Counsel & Corporate Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby severally constitutes and appoints Suzette M. Long and Desmond A. Eppel, and each of them, as his/her true and lawful attorneys‑in‑fact and agents, with full and several power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S‑3 (including all amendments, including post‑effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered hereunder, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys‑in‑fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature	Title

/s/ D. James Umplbey, III
November 1, 2018	D. James Umpleby, III	Chief Executive Officer

/s/ Andrew R.J. Bonfield
November 1, 2018	Andrew R. J. Bonfield	Chief Financial Officer

/s/ Jananne A. Copeland
November 1, 2018	Jananne A. Copeland	Chief Accounting Officer

/s/ Kelly A. Ayotte
November 1, 2108	Kelly A. Ayotte	Director

/s/ David L. Calhoun
November 1, 2018	David L. Calhoun	Chairman of the Board and Director

/s/ Daniel M. Dickinson
November 1, 2018	Daniel M. Dickinson	Director

/s/ Juan Gallardo
November 1, 2018	Juan Gallardo	Director

/s/ Dennis A. Muilenburg
November 1, 2018	Dennis A. Muilenburg	Director

/s/ William A. Osborn
November 1, 2018	William A. Osborn	Director

/s/ Debra L. Reed
November 1, 2018	Debra L. Reed	Director

/s/ Edward B. Rust, Jr.
November 1, 2018	Edward B. Rust, Jr.	Director

/s/ Susan C. Schwab
November 1, 2018	Susan C. Schwab	Director

/s/ Miles D. White
November 1, 2108	Miles D. White	Director

/s/ Rayford Wilkins, Jr.
November 1, 2018	Rayford Wilkins, Jr.	Director

Exhibit Index

Exhibit No.	Description
1.1*	Underwriting Agreement.
4.1	Restated Certificate of Incorporation of Caterpillar Inc., effective June 13, 2012 (incorporated by reference from Exhibit 3.1 to Caterpillar’s Quarterly Report on Form 10‑Q filed August 6, 2012).
4.2	Bylaws of Caterpillar Inc., as amended and restated as of June 8, 2016 (incorporated by reference from Exhibit 3.1 to Caterpillar’s Current Report on Form 8‑K filed June 10, 2016).
4.3*	Form of Certificate of Designations for Preferred Stock.
4.4
Indenture dated as of May 1, 1987, between the Registrant and The First National Bank of Chicago, as Trustee (incorporated by reference from Exhibit 4.1 to Form S‑3 (Registration No. 333‑22041) filed February 19, 1997).

4.5
First Supplemental Indenture, dated as of June 1, 1989, between Caterpillar Inc. and The First National Bank of Chicago, as Trustee (incorporated by reference from Exhibit 4.2 to Form S‑3 (Registration No. 333‑22041) filed February 19, 1997).

4.6
Appointment of Citibank, N.A. as Successor Trustee, dated October 1, 1991, under the Indenture, as supplemented, dated as of May 1, 1987 (incorporated by reference from Exhibit 4.3 to Form S‑3 (Registration No. 333‑22041) filed February 19, 1997).

4.7
Second Supplemental Indenture, dated as of May 15, 1992, between Caterpillar Inc. and Citibank, N.A., as Successor Trustee (incorporated by reference from Exhibit 4.4 to Form S‑3 (Registration No. 333‑22041) filed February 19, 1997).

4.8
Third Supplemental Indenture, dated as of December 16, 1996, between Caterpillar Inc. and Citibank, N.A., as Successor Trustee (incorporated by reference from Exhibit 4.5 to Form S‑3 (Registration No. 333‑22041) filed February 19, 1997).

4.9
Tri‑Party Agreement, dated as of November 2, 2006, between Caterpillar Inc., Citibank, N.A. and U.S. Bank National Association appointing U.S. Bank National Association as Successor Trustee under the Indenture dated as of May 1, 1987, as amended and supplemented (incorporated by reference from Exhibit 4.6 to Caterpillar’s Annual Report on Form 10‑K filed February 23, 2007).

4.10*	Form of Debt Security.
4.11*	Form of Warrant Agreement (including Form of Warrant Certificate).
4.12*	Form of Unit Agreement.
5.1	Legal Opinion of Desmond A. Eppel.
12.1	Statement regarding computation of ratio of earnings to fixed charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Desmond A. Eppel (included in Exhibit 5.1).
24.1	Powers of Attorney (set forth on the signature page hereof).
25.1	Statement of Eligibility on Form T‑1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association.

*
To be filed as an exhibit to a post‑effective amendment to this registration statement or as an exhibit to a Current Report on Form 8‑K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.